Exhibit 8.1
SUBSIDIARIES AS AT DECEMBER

31, 2022
Subsidiary Country of Incorporation
Aerik Shipping Company Inc. The Republic of the Marshall Islands
Ailuk Shipping Company Inc. The Republic of the Marshall Islands
Arorae Shipping Company Inc. The Republic of the Marshall Islands
Aster Shipping Company Inc. The Republic of the Marshall Islands
Beru Shipping Company Inc. The Republic of the Marshall Islands
Bikati Shipping Company Inc.
The Republic of the Marshall Islands

Bikini Shipping Company Inc. The Republic of the Marshall Islands
Bokak Shipping Company Inc. The Republic of the Marshall Islands
Bonriki Shipping Company Inc. The Republic of the Marshall Islands
Cerada International S.A. Republic of Panama
Ebadon Shipping Company Inc. The Republic of the Marshall Islands
Ejite Shipping Company Inc. The Republic of the Marshall Islands
Erikub Shipping Company Inc. The Republic of the Marshall Islands
Fayo Shipping Company Inc. The Republic of the Marshall Islands
Gala Properties Inc. The Republic of the Marshall Islands
Guam Shipping Company Inc. The Republic of the Marshall Islands
Jabat Shipping Company Inc. The Republic of the Marshall Islands
Jabwot Shipping Company Inc. The Republic of the Marshall Islands
Jemo Shipping Company Inc. The Republic of the Marshall Islands
Kaben Shipping Company Inc. The Republic of the Marshall Islands
Kili Shipping Company Inc. The Republic of the Marshall Islands
Kiribati Shipping Company Inc. The Republic of the Marshall Islands
Knox Shipping Company Inc. The Republic of the Marshall Islands
Lae Shipping Company Inc. The Republic of the Marshall Islands
Lelu Shipping Company Inc. The Republic of the Marshall Islands
Lib Shipping Company Inc. The Republic of the Marshall Islands
Majuro Shipping Company Inc. The Republic of the Marshall Islands
Makur Shipping Company Inc. The Republic of the Marshall Islands
Mandaringina Inc. The Republic of the Marshall Islands
Manra Shipping Company Inc. The Republic of the Marshall Islands
Mejato Shipping Company Inc. The Republic of the Marshall Islands
Namu Shipping Company Inc. The Republic of the Marshall Islands
Namorik Shipping Company Inc. The Republic of the Marshall Islands
Palau Shipping Company Inc. The Republic of the Marshall Islands
Pulap Shipping Company Inc. The Republic of the Marshall Islands
Rairok Shipping Company Inc. The Republic of the Marshall Islands
Rakaru Shipping Company Inc. The Republic of the Marshall Islands
Silver Chandra Shipping Company Limited Republic of Cyprus
Tamana Shipping

Company Inc.
The Republic of the Marshall Islands
Taongi Shipping

Company Inc.
The Republic of the Marshall Islands
Taroa Shipping

Company Inc.
The Republic of the Marshall Islands
Toku Shipping

Company Inc.
The Republic of the Marshall Islands
Tuvalu Shipping Company Inc. The Republic of the Marshall Islands
Ujae Shipping Company Inc. The Republic of the Marshall Islands
Vesta

Commercial, S.A.
Republic of Panama
Wake Shipping

Company Inc.
The Republic of the Marshall Islands
Weno Shipping

Company Inc.
The Republic of the Marshall Islands
Wotho Shipping

Company Inc.
The Republic of the Marshall Islands
Diana Ship Management Inc. The Republic of the Marshall Islands

Diana Shipping Services S.A. Republic of Panama
Bulk Carriers (USA) LLC United States (State of Delaware)